Exhibit 99.1

Supplemental Financial Report for the Quarter
Ended December 31, 2022

©2023 Greystone & Co. II LLC. All rights reserved. References to the term “Greystone,” refer to Greystone & Co. II LLC and/or its affiliated companies, as applicable.

Supplemental Financial Report for the Quarter Ended December 31, 2022

Greystone Housing Impact Investors LP

All statements in this document other than statements of historical facts, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. When used, statements which are not historical in nature, including those containing words such as “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” and similar expressions, are intended to identify forward-looking statements. We have based forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. This document may also contain estimates and other statistical data made by independent parties and by us relating to market size and growth and other industry data. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. We have not independently verified the statistical and other industry data generated by independent parties contained in this supplement and, accordingly, we cannot guarantee their accuracy or completeness. In addition, projections, assumptions and estimates of our future performance and the future performance of the industries in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described under the headings “Item 1A Risk Factors” in our 2022 Annual Report on Form 10-K for the year ended December 31, 2021. These forward-looking statements are subject to various risks and uncertainties and Greystone Housing Impact Investors LP (the “Partnership”) expressly disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Most, but not all, of the selected financial information furnished herein is derived from the Greystone Housing Impact Investors LP’s consolidated financial statements and related notes prepared in conformity with generally accepted accounting principles in the United States of America (“GAAP”) and management’s discussion and analysis of financial condition and results of operations included in the Partnership’s reports on Forms 10-K and 10-Q. The Partnership’s annual consolidated financial statements were subject to an independent audit, dated February 23, 2023.

On April 1, 2022, the Partnership effected a one-for-three reverse unit split (“Reverse Unit Split”) of its outstanding Beneficial Unit Certificates ("BUCs"). As a result of the Reverse Unit Split, holders of BUCs received one BUC for every three BUCs owned at the close of business on April 1, 2022. All fractional BUCs created by the Reverse Unit Split were rounded to the nearest whole BUC, with any fraction equal to or above 0.5 BUC rounded up to the next higher BUC, as provided by the First Amended and Restated Agreement of Limited Partnership dated September 15, 2015, as further amended. The BUCs continue to trade on the New York Stock Exchange ("NYSE") under the trading symbol “GHI”.

On September 14, 2022, the Partnership declared a supplemental distribution payable in the form of additional BUCs equal to $0.20 per BUC (the “Third Quarter BUCs Distribution”). The Third Quarter BUCs Distribution was paid at a ratio of 0.01044 BUCs for each issued and outstanding BUC as of the record date of September 30, 2022, which represents an amount per BUC based on the closing price of the BUCs on the Nasdaq Stock Market LLC on September 13, 2022. The Third Quarter BUCs Distribution was completed on October 31, 2022. On December 19, 2022, the Partnership declared a supplemental distribution payable in the form of additional BUCs equal to $0.20 per BUC (the “Fourth Quarter BUCs Distribution”, collectively with the Third Quarter BUCs Distribution, the “BUCs Distributions”). The Fourth Quarter BUCs Distribution was paid at a ratio of 0.0105 BUCs for each issued and outstanding BUC as of the record date of December 30, 2022, which represents an amount per BUC based on the closing price of the BUCs on the NYSE on December 16, 2022. The Fourth Quarter BUCs Distribution was completed on January 31, 2023. There were no fractional BUCs issued in connection with the BUCs Distributions. All fractional BUCs resulting from the BUCs Distributions received cash for such fraction based on the market value of the BUCs on the record date.

© 2023 Greystone & Co. II LLC	2

Supplemental Financial Report for the Quarter Ended December 31, 2022

Unless noted otherwise herein, the one-for-three Reverse Unit Split and the BUCs Distributions have been applied retroactively to all net income per BUC, distributions per BUC and similar per BUC disclosures for all periods indicated in this supplemental financial report.

Disclosure Regarding Non-GAAP Measures

This document refers to certain financial measures that are identified as non-GAAP. We believe these non-GAAP measures are helpful to investors because they are the key information used by management to analyze our operations. This supplemental information should not be considered in isolation or as a substitute for the related GAAP measures.

Please see the consolidated financial statements we filed with the Securities and Exchange Commission on Forms 10-K and 10-Q. Our GAAP consolidated financial statements can be located upon searching for the Partnership’s filings at www.sec.gov.

© 2023 Greystone & Co. II LLC	3

Supplemental Financial Report for the Quarter Ended December 31, 2022

Partnership Financial Information

TABLE OF CONTENTS

Letter from the CEO	5
Quarterly Fact Sheet	8
Financial Performance Trend Graphs	9-14
Other Partnership Information	15
Partnership Financial Measures	16-18

© 2023 Greystone & Co. II LLC	4

Supplemental Financial Report for the Quarter Ended December 31, 2022

Letter from the CEO

I am pleased to report Greystone Housing Impact Investors LP’s operating results for the fourth quarter of 2022. We reported the following financial results as of and for the three months ended December 31, 2022:

•
Total revenues of $22.0 million
•
Net income of $0.09 per Beneficial Unit Certificate (“BUC”), basic and diluted
•
Cash Available for Distribution (“CAD”) of $0.15 per BUC
•
Total assets of $1.57 billion
•
Total Mortgage Revenue Bond (“MRB”) and Governmental Issuer Loan (“GIL”) investments of $1.1 billion

We reported the following notable transactions during the fourth quarter of 2022:

•
Advanced funds for MRBs and taxable MRBs totaling $67.1 million related to two existing properties in Greenville and Spartanburg, South Carolina.
•
Advanced funds for MRB and taxable MRB commitments totaling $19.1 million to finance a to-be-constructed affordable multifamily property in Burbank, California. The Partnership’s MRB and taxable MRB commitments for this property total $88.4 million, and the remaining commitments will be funded during construction.
•
Advanced funds for six GIL investment commitments totaling $19.0 million and three related property loan investment commitments totaling $7.4 million.
•
Advanced funds to two new joint venture equity investments totaling $10.9 million, one in Greeley, Colorado and one in San Antonio, Texas. The Partnership will fund additional equity totaling $21.5 million during construction of the respective joint venture equity investment properties. Both joint venture equity investments are with the Freestone development group whose key principals were formerly affiliated with the Vantage development group and were closely involved in our previous Vantage-branded joint venture equity investments.
•
Advanced funds totaling $39.0 million under a mezzanine loan to an affordable housing development fund in Los Angeles, California.
•
Obtained TOB trust financing proceeds totaling $97.7 million related to the funding of various investment commitments.
•
Sold The 50/50 MF Property to an unrelated non-profit organization in return for an assumption of existing indebtedness and an unsecured property loan payable from future net cash flows of the property.

We also reported the following notable transactions during January and February 2023:

•
Received proceeds from the sale of Vantage at Stone Creek and Vantage at Coventry, both located in Omaha, Nebraska, totaling $27.7 million, inclusive of the Partnership’s initial investment commitments

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Supplemental Financial Report for the Quarter Ended December 31, 2022

made in March and September 2019, respectively. The Partnership will recognize a gain on sale of $15.2 million in the first quarter of 2023, before settlement of final proceeds and expenses.
•
Advanced funds for MRBs and a taxable MRB totaling $52.9 million related to the acquisition of two existing properties in Greenville and Columbia, South Carolina by non-profit sponsors.
•
Advanced funds to a new joint venture equity investment totaling $3.8 million for a to-be-constructed 102-bed seniors housing property in Minden, Nevada. The property will consist of assisted living and memory care beds. The joint venture equity investment is with a new developer partner that is an experienced seniors housing developer and operator. The Partnership will fund additional equity totaling $4.4 million during construction of the property.
•
Issued 1,500,000 Series A-1 Preferred Units to a financial institution with an aggregate stated value of $15.0 million, of which 700,000 Series A-1 Preferred Units were issued in exchange for 700,000 outstanding Series A Preferred Units held by the financial institution and 800,000 Series A-1 Preferred Units were issued pursuant to an additional investment by the same financial institution. The Partnership received aggregate proceeds of $8.0 million pursuant to the additional investment. The Partnership received no proceeds upon the exchange of the Series A-1 Preferred Units for the existing Series A Preferred Units.

We continue to strategically invest in the affordable multifamily MRB and GIL asset classes where we believe we can earn attractive leveraged returns. We also continue to see consistent operating results from the properties underlying our affordable multifamily MRBs and GILs, with all such investments being current on contractual principal and interest payments as of December 31, 2022.

Additional updates regarding our investment portfolio include the following:

•
Three joint venture investment properties were over 90% occupied as of December 31, 2022, including Vantage at Stone Creek and Vantage at Coventry that were sold in January 2023. Three other Vantage property investments commenced leasing during 2022. Six additional joint venture investment properties are currently under construction or in development, with none having experienced material supply chain disruptions for either construction materials or labor to date.
•
The Partnership owns the Suites on Paseo MF Property near San Diego State University. The property continues to meet all direct obligations with cash flows from operations and is 98% occupied as of December 31, 2022.
•
The borrower of the Provision Center 2014-1 MRB and the bankruptcy court continue to pursue a liquidation plan for the settlement of the estate. The Partnership received $3.7 million of its expected $4.6 million of liquidation proceeds in January 2023 with the remaining proceeds anticipated to be received at final resolution of the bankruptcy estate.

Management continually assesses our exposure to changes in market interest rates, particularly given the recent market volatility and increases in short term interest rates announced by the Federal Reserve. As of December, 2022, Approximately 75% of our leverage bears interest at short term variable interest rates. The remaining 25% of leverage has fixed interest rates. Of those assets funded with short term variable rate debt facilities, more than half bear interest at a variable rate as well such that our net interest margin is largely hedged against changing market interest rates. We have hedged a portion of our overall exposure

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Supplemental Financial Report for the Quarter Ended December 31, 2022

to changes in market interest rates on our variable-rate debt financings through five interest rate swaps with a future average notional of approximately $200 million during 2023. In addition, we entered into two interest rate swap agreements in January 2023 to mitigate interest rate risk associated with new TOB trust financings. These interest rate swap agreements have a notional balance of $12.1 million and $8.0 million respectively, both with a termination date in 2030. We may implement additional interest rate hedges when considered appropriate.

Affiliates of Greystone continue to assist in our growth by introducing new investment opportunities. An affiliate of Greystone has forward committed to purchase eleven of our GIL investments to date and our funding commitments executed in December 2022 for Residency at Empire were sourced from a Greystone affiliate relationship. In addition, our funding commitments executed in December 2022 and February 2023 for The Park at Sondrio Apartments, The Park at Vietti Apartments, Windsor Shore Apartments, and The Ivy Apartments were sourced from Greystone affiliate relationships. We will continue to strategically work with our strongest sponsors on new investment opportunities where traditional sources of capital may not currently be available. We will also continue to seek to develop new relationships, particularly with those sponsors that are existing clients of Greystone and its affiliates.

Thank you for your continued support of Greystone Housing Impact Investors LP!

Kenneth C. Rogozinski

Chief Executive Officer

© 2023 Greystone & Co. II LLC	7

Supplemental Financial Report for the Quarter Ended December 31, 2022

Fourth Quarter 2022 Fact Sheet

PARTNERSHIP DETAILS

Greystone Housing Impact Investors LP was formed for the primary purpose of acquiring a portfolio of MRBs that are issued to provide construction and/or permanent financing of affordable multifamily residential and commercial properties. We also invest in GILs, which are similar to MRBs, to provide construction financing for affordable multifamily properties. We expect and believe the interest paid on the MRBs and GILs to be excludable from gross income for federal income tax purposes. In addition, we have invested in equity interests in multifamily, market rate properties throughout the U.S. We also own interests in multifamily properties (“MF Properties”) until the “highest and best use” can be determined. We continue to pursue a business strategy of acquiring additional MRBs and GILs on a leveraged basis, and other investments.

(As of December 31, 2022)

Symbol (NYSE)		GHI
Most Recent Quarterly Distribution per BUC[1]		$0.67

BUC Price		$17.40
Year to Date Annualized Yield[2]		12.3%

BUCs Outstanding		22,304,829
Market Capitalization		$$388,104,025
52-week BUC price range	$16.53 to $20.85

Partnership Financial Information for Q4 2022 ($’s in 000’s, except per BUC amounts)
	12/31/2022	12/31/2021

Total Assets	$1,567,130	$1,385,909
Leverage Ratio[3]	73%	69%

	Q4 2022	YTD 2022

Total Revenue	$22,030	$81,074
Net Income	$3,175	$65,562
Cash Available for Distribution (“CAD”)[4]	$3,282	$53,361
Cash Distributions declared, per BUC[1]	$0.47	$1.74
BUCs Distribution declared, per BUC[1]	$0.20	$0.40

(1)
The distribution was paid on January 31, 2023 for BUC holders of record as of December 30, 2022. The distribution is payable to BUC holders of record as of the last business day of the quarter end and GHI trades ex-dividend one day prior to the record date, with a payable date of the last business day of the subsequent month. The distribution includes the regular quarterly cash distribution of $0.37 per outstanding BUC, plus a supplemental distribution of $0.10 per BUC as of the record date, and a supplemental distribution payable in the form of additional BUCs equal to $0.20 per BUC. The Fourth Quarter BUCs Distribution was paid at a ratio of 0.0105 BUCs for each issued and outstanding BUC as of the record date.
(2)
The annualized yield calculation is based on year-to-date distributions declared of $2.14, consisting of $1.74 of declared cash distributions per BUC and $0.40 of declared distributions payable in the form of additional BUCs.
(3)
Our overall leverage ratio is calculated as total outstanding debt divided by total assets using cost adjusted for paydowns and allowances for MRBs, Governmental Issuer Loans, property loans, taxable MRBs and taxable GILs, and initial cost for deferred financing costs and real estate assets.
(4)
Management utilizes a calculation of Cash Available for Distribution (“CAD”) to assess the Partnership’s operating performance. This is a non-GAAP financial measure and a reconciliation of our GAAP net income (loss) to CAD is provided on page 16 of this report.

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Supplemental Financial Report for the Quarter Ended December 31, 2022

Asset Profile

December 31, 2021
13%
5%
8%
4%
13%
57%
Mortgage revenue bonds
Governmental issuer loans
Net real estate assets
Investment in unconsolidated entities
Property Loans
Other (includes cash and restricted cash)

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Supplemental Financial Report for the Quarter Ended December 31, 2022

Mortgage Investment Profile

Percentage of Mortgage Investments[(1)] to Total Assets

$1,800,000,000
$1,600,000,000
$1,400,000,000
$1,200,000,000
$1,000,000,000
$800,000,000
$600,000,000
$400,000,000
$200,000,000
$0
74%
75%
75%
73%
75%
74%
75%
76%
78%
12/31/2017
12/31/2018
12/31/2019
12/31/2020
12/31/2021
3/31/2022
6/30/2022
9/30/2022
12/31/2022
Mortgage Investment Assets
Non-Mortgage Investment Assets

(1)
Mortgage Investments include the Partnership’s Mortgage Revenue Bonds, Governmental Issuer Loans and Property Loans that share a first mortgage lien with the Governmental Issuer Loans.

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Supplemental Financial Report for the Quarter Ended December 31, 2022

Debt and Equity Profile

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Supplemental Financial Report for the Quarter Ended December 31, 2022

Debt Financing ($’s In 000’s)

(1)
The variable-rate debt financing is hedged through our interest rate swap agreements. Though the variable rate indices may differ, these interest rate swaps have effectively synthetically fixed the interest rate of the related debt financing.
(2)
The securitized assets and related debt financings each have variable interest rates, though the variable rate indices may differ. As such, the Partnership is largely hedged against rising interest rates.

Interest Rate Sensitivity Analysis (1)

Description	- 25 basis points	+ 50 basis points	+ 100 basis points	+ 150 basis points	+ 200 basis points
TOB Debt Financings	$1,095,473	$(2,190,947)	$(4,381,893)	$(6,572,840)	$(8,763,787)
TEBS Debt Financings	125,580	(251,160)	(502,320)	(753,480)	(1,004,640)
Other Investment Financings	(194,490)	388,980	777,960	1,166,939	1,555,919
Variable Rate Investments	(904,407)	1,808,813	3,617,626	5,426,440	7,235,253
Net Interest Income Impact	$122,156	$(244,314)	$(488,627)	$(732,941)	$(977,255)

Per BUC Impact (2)	$0.005	$(0.011)	$(0.022)	$(0.033)	$(0.043)
(1)
The interest rate sensitivity table above represents the change in interest income from investments, net of interest on debt and settlement payments for interest rate derivatives over the next twelve months, assuming an immediate parallel shift in the LIBOR yield curve and the resulting implied forward rates are realized as a component of this shift in the curve and assuming management does not adjust its strategy in response.
(2)
The net interest income change per BUC calculated based on 22,538,878 BUCs outstanding as of January 31, 2023.

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Supplemental Financial Report for the Quarter Ended December 31, 2022

Total Revenue & Gain on Sale Trends

Income Statement Trends - Revenue & Gains on Sale
$36,000,000
$33,000,000
$30,000,000
$27,000,000
$24,000,000
$21,000,000
$18,000,000
$15,000,000
$12,000,000
$9,000,000
$6,000,000
$3,000,000
$0
Total Revenue
$1,700,000,000
$1,600,000,000
$1,500,000,000
$1,400,000,000
$1,300,000,000
$1,200,000,000
$1,100,000,000
$1,000,000,000
$900,000,000
$800,000,000
$700,000,000
$600,000,000
$500,000,000
$400,000,000
$300,000,000
$200,000,000
$100,000,000
$0
Total Assets
3/31/2020
6/30/2020
9/30/2020
12/31/2020
3/31/2021
6/30/2021
9/30/2021
12/31/2021
3/31/2022
6/30/2022
9/30/2022
12/31/2022
For Three Months Ended
Investment income
Property revenues
Contingent interest income
Other interest income
Other income
Gain on sale of real estate assets
Gain on sale of investments in unconsolidated entities
Gain on sale of securities
Total Assets

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Supplemental Financial Report for the Quarter Ended December 31, 2022

Operating Expense Trends

Income Statement Trends - Operating Expenses
Total Expenses
Total Assets
$20,000,000
$18,000,000
$16,000,000
$14,000,000
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$0
$1,700,000,000
$1,600,000,000
$1,500,000,000
$1,400,000,000
$1,300,000,000
$1,200,000,000
$1,100,000,000
$1,000,000,000
$900,000,000
$800,000,000
$700,000,000
$600,000,000
$500,000,000
$400,000,000
$300,000,000
$200,000,000
$100,000,000
$0
3/31/2020
9/30/2020
12/31/2020
3/31/2021
6/30/2021
9/30/2021
12/31/2021
3/31/2022
6/30/2022
9/30/2022
12/31/2022
For Three Months Ended
Salaries and benefits
General and administrative
Interest expense
Depreciation and amortization
Provision for credit loss
Provision for loan loss
Impairment charge on real estate assets
AFCA2 administrative fees
Total Assets

Since January 1, 2021, the ratio of “Salaries and benefits” and “General and administrative” expenses to Total Assets has averaged approximately 0.29% per quarter.

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Supplemental Financial Report for the Quarter Ended December 31, 2022

Other Partnership Information

Corporate Office:		Transfer Agent:
14301 FNB Parkway		American Stock Transfer & Trust Company
Suite 211		59 Maiden Lane
Omaha, NE 68154		Plaza Level
Phone:	402-952-1235	New York, NY 10038
Investor & K-1 Services:	855-428-2951	Phone: 718-921-8124
Web Site:	www.ghiinvestors.com	888-991-9902
K-1 Services Email:	ghiK1s@greyco.com
Ticker Symbol:	GHI

Corporate Counsel:	Independent Accountants:
Barnes & Thornburg LLP	PwC
11 S. Meridian Street	1 North Wacker Drive
Indianapolis, IN 46204	Chicago, Illinois 60606

Board of Managers of Greystone AF Manager LLC:
(acting as the directors of Greystone Housing Impact Investors LP)

Stephen Rosenberg	Chairman of the Board
Jeffrey M. Baevsky	Manager
Drew C. Fletcher	Manager
Steven C. Lilly	Manager
W. Kimball Griffith	Manager
Deborah A. Wilson	Manager

Corporate Officers:
Chief Executive Officer – Kenneth C. Rogozinski
Chief Financial Officer – Jesse A. Coury

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Supplemental Financial Report for the Quarter Ended December 31, 2022

Statements of Operations

	For The Three Months Ended December 31, 2022	For The Twelve Months Ended December 31, 2022
Revenues:
Investment income	$16,550,321	$61,342,533
Property revenues	2,069,764	7,855,506
Other interest income	3,409,750	11,875,538
Total Revenues	22,029,835	81,073,577
Expenses:
Real estate operating (exclusive of items shown below)	1,174,488	4,738,160
Depreciation and amortization	660,903	2,717,415
Interest expense	11,714,372	30,464,451
General and administrative	5,452,083	17,447,864
Total Expenses	19,001,846	55,367,890
Other Income:
Gain on sale of investments in an unconsolidated entities	141,253	39,805,285
Income before income taxes	3,169,242	65,510,972
Income tax expense (benefit)	(5,632)	(51,194)
Net income	$3,174,874	$65,562,166

Net income	3,174,874	65,562,166
Redeemable preferred unit distributions and accretion	(715,891)	(2,866,625)
Net income available to Partners	$2,458,983	$62,695,541

Net income available to Partners allocated to:
General Partner	$359,793	$3,471,267
Limited Partners - BUCs	2,062,866	58,945,102
Limited Partners - Restricted units	36,324	279,172
	2,458,983	62,695,541
BUC holders' interest in net income per BUC, basic and diluted	$0.09	$2.62
Weighted average number of BUCs outstanding, basic	22,501,386	22,486,046
Weighted average number of BUCs outstanding, diluted	22,501,386	22,486,046

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Supplemental Financial Report for the Quarter Ended December 31, 2022

Cash Available for Distribution (CAD)

The following table contains reconciliations of the Partnership’s GAAP net income to its CAD:

	For the Three	For the Twelve
	Months Ended	Months Ended
	December 31, 2022	December 31, 2022
Net income	$3,174,874	$65,562,166
Change in fair value of derivatives	(660,456)	(7,239,736)
Depreciation and amortization expense	660,903	2,717,415
Realized impairment of securities	-	(5,712,230)
Realized provision for loan loss	-	(593,000)
Amortization of deferred financing costs	610,606	2,537,186
Restricted unit compensation expense	612,059	1,531,622
Deferred income taxes	4,194	(45,056)
Redeemable Preferred Unit distributions and accretion	(715,891)	(2,866,625)
Tier 2 Income allocable to the General Partner	(336,617)	(3,242,365)
Recovery of prior credit loss	(17,156)	(57,124)
Bond premium, discount and origination fee amortization, net of cash received	(50,912)	768,715
Total CAD	$3,281,604	$53,360,968

Weighted average number of BUCs outstanding, basic	22,501,386	22,486,046

Net income per BUC, basic	$0.09	$2.62
Total CAD per BUC, basic	$0.15	$2.37
Cash Distributions declared, per BUC	$0.465	$1.709
BUCs Distribution declared, per BUC	$0.200	$0.400

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Supplemental Financial Report for the Quarter Ended December 31, 2022

Tax Income Information Related to Beneficial Unit Certificates

The following table summarizes tax-exempt and taxable income as percentages of total income allocated to the Partnership’s BUCs on Schedule K-1 for tax years 2020 to 2022. This disclosure relates only to income allocated to the Partnership’s BUCs and does not consider an individual unitholder’s basis in the BUCs or potential return of capital as such matters are dependent on the individual unitholders’ specific tax circumstances. Such amounts are for all BUC holders in the aggregate during the year. Income is allocated to individual investors monthly and amounts allocated to individual investors may differ from these percentage due to, including, but not limited to, BUC purchases and sales activity and the timing of significant transactions during the year.

	2022	2021	2020
Tax-exempt income	25%	32%	215%
Taxable income (loss)	75%	68%	-115%	(1)
	100%	100%	100%
(1)
The taxable loss in 2020 is due primarily to net rental real estate losses that exceeded gains on sale for tax purposes during the year related to the Partnership’s investment in unconsolidated entities.

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